Filed Pursuant to Rule 424(b)(5)
Registration No. 333-171540

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 12, 2011)

SinoHub, Inc.

4,791,097 Shares of Common Stock
Warrants to Purchase 1,437,329 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 4,791,097 shares of our common stock and warrants to purchase up to 1,437,329 shares of our common stock to selected institutional investors under a securities purchase agreement dated March 16, 2011 between us and the investors. For each share of common stock purchased by an investor in this offering, such investor will receive a warrant to purchase 0.3 shares of common stock at an initial exercise price of $3.00 per whole share of common stock.  The warrants shall be non-exercisable for six months and have a term of exercise of thirty months from the date of issuance.  Each share of common stock, together with the related warrant, will be sold at a negotiated price of $2.30 per share of common stock.  The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is listed on the NYSE Amex under the symbol “SIHI.” On March 15, 2011, the last reported sale price of our common stock on the NYSE Amex was $2.56 per share. The warrants are not and will not be listed for trading on the NYSE Amex.  As of March 15, 2011, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $55,720,845, based on 28,588,190 shares of outstanding common stock, of which approximately 17,974,466 shares are held by non-affiliates, and a per share price of $3.10, the last reported sale price of our common stock on the NYSE Amex on February 18, 2011. As of the date hereof we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

We have retained Rodman & Renshaw, LLC to act as the placement agent in connection with this offering. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE ACCOMPANYING PROSPECTUS, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 16 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share of Common Stock	Aggregate Offering Amount
Public offering price	$2.30	$11,019,523
Placement agent’s fees (1)	$0.1155	$550,976
Proceeds, before expenses	$2.1855	$10,468,547

(1) In addition, we have agreed to reimburse Rodman & Renshaw, LLC for certain expenses up to a maximum of $25,000, or approximately 0.23% of the gross offering proceeds.

We estimate the total expenses of this offering, excluding the placement agent’s fee, will be approximately $233,500. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its reasonable best efforts to arrange for the sale of all of the securities offered.  Delivery of the securities is expected to be made on or about March 21, 2011, against payment for such securities to be received by us on the same date.

Rodman & Renshaw, LLC

The date of this prospectus supplement is March 16, 2011

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, unless we indicate otherwise, “we,” “us,” “our” and “Company” refer to SinoHub, Inc. and its subsidiaries, namely SinoHub International, Inc., SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd., B2B Chips, Limited, SinoHub Technology (Hong Kong) Limited, SinoHub SCM Shenzhen, Ltd.  and Topology Communication Technology (Shenzhen), Ltd.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed on January 5, 2011, with the SEC using a “shelf” registration process with respect to $30,000,000 in securities that may be sold thereunder. The shelf registration statement was declared effective by the SEC on January 12, 2011.

Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. Each time we use the accompanying prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in the prospectus. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock.

You should read this prospectus supplement, along with the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain important information you should consider when making your investment decision.

You may rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information or to make representations that are different. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell or a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made under this prospectus supplement nor the accompanying prospectus, means that the information contained in this prospectus supplement is correct as of any time after the date of this prospectus supplement and the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in and/or incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the sections entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

Our Company

SinoHub, Inc. (the “Company”) is an electronics company based in Shenzhen, PR China which services clients worldwide.  The Company is currently engaged in two business segments: electronics product manufacturing and sales (ICM, Integrated Contract Manufacturing), and electronic component sales and services (ECSS) which is comprised of electronic component sales (known as ECP) and electronic component supply chain management services (known as SCM).  We now report on each of ICM and ECSS as separate business segments.

SinoHub’s business operations are organized to take full advantage of the power of information exchange between its two business segments: ICM and ECSS.  In this sense, SinoHub has become a market maker for our ECSS mobile phone design house customers by using them as suppliers in our ICM business.

In 2010, our business mix was 69% ECSS and 31% ICM as compared to 100% ECSS in 2009.  The ICM business was immaterial in 2009.  By 2012, we expect the majority of our revenue will come from our ICM segment.

ICM

The ICM segment is currently focused on providing custom, private label mobile phones (also known as “white-box” mobile phones) to developing countries.  This fast growing segment of our business is capitalizing on a trend by carriers and distributors to offer their own brands with features and functionality targeted at their local markets.  SinoHub has implemented a new online reference design selection system which enables our customers to select a reference design as a starting point for our joint design process.  Having a turnkey solution for the entire joint design process is making it significantly easier and more efficient for customers to work with SinoHub to create handsets with features and functionality targeted at their local markets.  The Company expects to add about twenty new reference designs each month that are deemed best-of-breed from products made by its design house suppliers.  SinoHub built four assembly lines in April 2010 and added four more assembly lines in the third quarter of 2010.  Each assembly line is capable of producing 37,500 phones per month on average, giving SinoHub the capacity to manufacture 300,000 phones per month.  After installing its first three high-speed surface mount technology (SMT) lines to make motherboards and a medium-speed line that is primarily used for setup and testing in July 2010, SinoHub added four more high-speed SMT lines in the fourth quarter of 2010.  Each high-speed SMT line is capable of producing approximately 90,000 motherboards per month, thus giving the company the capacity to produce over 630,000 motherboards per month.

The Company leverages its relationships with over twenty top tier mobile phone design houses in China to get insight into new features and functionality, and to get reference designs that it puts online for its customers to use to pick a starting point for the joint design effort with SinoHub to field a new mobile phone.

ECSS

SinoHub’s ECSS segment includes procurement-fulfillment and spot electronic component sales to manufacturers and design houses, and warehousing, delivery and import/export.  Roughly eighty percent (80%) of our ECSS business with design house and manufacturer customers is related to mobile phones.  The components we source in this vertical market change rapidly in line with the rapid change of technology in this industry.

With the use of our proprietary, Web-based software platform, our ECSS division is also an electronic component supply chain management service provider, managing all aspects of the purchase and movement of electronic components from their receipt from suppliers in our Hong Kong warehouse to their delivery in Hong Kong or import into the People’s Republic of China (the “PRC”) and delivery to a manufacturer there.  We also handle the export of finished goods when that is required.  We use these same capabilities for the benefit of our ICM business.

Business Operations

SinoHub uses its Hong Kong warehouse as a staging point for ECSS procurement-fulfillment programs in which the Company purchases components associated with a bill of materials.  SinoHub also supports customers by providing a sourcing channel for electronic components that are not part of a specific procurement-fulfillment program.  In these cases, SinoHub utilizes its industry knowledge and relationships with components suppliers to source products at competitive prices and within time constraints.  SinoHub responds to these “spot” orders from customers, sources the product, confirms pricing, and executes delivery as required.

SinoHub carries inventory for its ICM business.  We also carry electronic components that we are staging for ECSS procurement-fulfillment projects.  Generally, we only buy components in our ECSS business with corresponding orders to purchase the components.

Development of SinoHub’s Business

SinoHub’s original business was the provision of supply chain management services to assist suppliers of electronic components with their supply chains into the PRC.  We refer to these customers as our “supplier” customers and they are both franchised and independent distributors of electronic components. SinoHub developed an integrated service offering, including warehousing, delivery and import/export to assist suppliers with delivery of electronic components to Chinese manufacturers.  From the outset, the majority of our business has been in the mobile phone vertical.  As our component customers and the market became more aware of and confident in our service offerings, the opportunity arose for us to generate integrated sales of components and supply chain management services in a streamlined approach to inventory management and order procurement-fulfillment and the ECSS business segment was born.

As our ECSS business grew we strengthened our relationships with mobile phone design house customers.  In late 2009 we realized that we had the opportunity to implement a powerful business model that rested on turning these design houses into suppliers and our ability to utilize the Internet to make it easy for customers to work with us through a joint design process that could create mobile phones with competitive advantages in their local markets.  As we demonstrated our ability to provide strategic support to the distributor and operator customers we recruited, we won more business from them.

Corporate Information

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is a Delaware corporation, originally incorporated in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991.   We have one direct subsidiary, SinoHub International, Inc. (formerly SinoHub, Inc.), a Delaware corporation, and a number of indirect subsidiaries:  SinoHub Electronics Shenzhen, Ltd., SinoHub SCM Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd. and Topology Communication Technology (Shenzhen), Ltd., each organized as companies under the laws of the People’s Republic of China (the “PRC” or “China”), and B2B Chips, Limited and SinoHub Technology (Hong Kong) Limited each organized as Hong Kong companies.

Our mailing address and principal executive offices are located at 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518057, People’s Republic of China. Our telephone number, including the International Code and Area Code is +86-755-2661-2106 and our corporate website is www.sinohub.com. The information available on or through our websites is not a part of this prospectus supplement and should not be relied upon.

The Offering

Common stock offered by us	4,791,097 shares directly

Common Stock Warrants offered by us	1,437,329 shares issuable upon the exercise of warrants

Common Stock Warrants
For each share of common stock purchased by an investor in this offering, such investor will receive a warrant to purchase 0.3 shares of common stock, up to a maximum of warrants to purchase 1,437,329 shares of common stock will be offered in this offering. The warrants will be exercisable at an initial exercise price of $3.00 per share. The warrants are exercisable at any time on or after the six month anniversary of the date of issuance and expire on the thirty month anniversary of issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common stock outstanding before this offering (1)	28,588,190 shares

Common stock to be outstanding after this offering (1)	33,379,287 shares

Price per share	$2.30

Use of proceeds	We currently intend to use the net proceeds from the sale of the securities pursuant to this offering for working capital and general corporate purposes.

Risk Factors
You should carefully consider, in addition to the other information contained in or incorporated by reference into this prospectus supplement, the specific risks set forth under the caption “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the risks discussed under the caption “Risk Factors” beginning on page 16 of our Annual Report on Form 10- K for the year ended December 31, 2010, which is incorporated by reference in this prospectus supplement.

NYSE Amex symbol	“SIHI”

_____________________
(1)
Assumes 28,588,190 shares of common stock outstanding as of February 28, 2011 and excludes an aggregate of 3,210,003 shares of common stock subject to outstanding options and warrants, which figure includes an additional 36,763 shares of Common Stock for which adjustments to the warrants issued in a private offering in March 2010 will become exercisable as a result of the anti-dilution provisions therein triggered by this offering and 2,383,850 shares of common stock reserved for issuance under our equity incentive plans.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our securities, you should carefully review and consider the risk factors described below, the risk factors beginning on page 4 of the accompanying prospectus, as well as the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. If any of these risks actually occur, our business, financial condition and results of operations would suffer. In that case, the trading price of our common stock would likely decline and you might lose all or part of your investment in our securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” immediately below.

Risks Relating to this Offering and Ownership of Our Common Stock

It is likely that there will be significant volatility in the trading price.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations that have not necessarily been related to the operations, performance, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional equity financing to continue our growth and our success in raising additional equity capital could be affected by such volatility.  Market prices for our common stock will be influenced by many factors and can be expected to be subject to significant fluctuations in response to variations in our operating results and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of SinoHub, interest rates, general economic conditions and those specific to our industry, developments with regard to SinoHub’s operations and activities, our future financial condition, and changes in our management.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of February 28, 2011 we had 28,588,190 shares of common stock outstanding, all of which shares were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus supplement and the accompanying prospectus will be freely tradable without restriction or further registration upon issuance.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company.

We do not intend to pay dividends.

 We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, from time to time we may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and other aspects of our present and future business operations and similar matters that also constitute such forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things:

•	the rate of growth of the private label, custom design mobile telephone market worldwide;
•	the rate of growth of the mobile telephone and network equipment markets in China and other parts of Asia;
•	our ability to overcome competition from other suppliers;
•	our ability to accurately forecast amounts of supplies needed to meet customer demand;
•	our ability to maintain or expand our supply chain of component mobile telephone parts;
•	any increase in the cost of component parts that we supply to third parties or use in our own products or increases in operating costs which cannot be passed on to our customers;
•	the availability of financing necessary to fund our operations and planned expansion on attractive terms or at all, which may adversely impact our growth plans or increase our future interest expense;
•	changes in interest rate levels and volatility in securities markets;
•	the retention of import/export licenses and our subsidiary SinoHub SCM Shenzhen, Ltd.’s Client Coordinator Enterprise Coordinator status with the Huanggang Customs authority;
•	economic, political, regulatory, legal and foreign exchange risks associated with our operations;
•	uncertainties related to China’s legal system and economic, political and social events in China or in the other markets we serve;
•	changes in governmental regulation, tax rates and similar matters;
•	the adoption of health or safety regulations governing mobile telephone manufacturing;
•	retention of key members of our senior management;
•	uncertainties related to the current global economic conditions; and

those listed under the header “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under the same and similar headings in the other documents that are incorporated by reference into this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “plan,” “believe,” “could,” “intend,” “predict,” “may,” “will,” should,” “will” and words of similar import regarding the Company’s expectations. Forward-looking statements are only predictions and actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our current knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information,” and with the understanding that our actual future results may be materially different from what we expect.  Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the securities offered pursuant to this prospectus supplement will be approximately $10.2 million, after deducting the placement agent’s fees and all estimated offering expenses that are payable by us. We currently intend to use the net proceeds from the sale of the securities pursuant to this offering for working capital and general corporate purposes.

Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest- bearing securities.

DETERMINATION OF OFFERING PRICE

We determined the offering price of the securities being offered by this prospectus supplement principally by negotiations between us and the selected investors and our consideration of the closing prices (including high, low and average prices) and trading volumes of our common stock on the NYSE Amex primarily during the 30 trading days preceding the date we determined the offering price. No independent appraisal or valuation was obtained to determine the offering price. The offering price of the securities reflects a discount of approximately 10.2% from the reported closing price per share of our common stock on the NYSE Amex of $2.56 on March 15, 2011.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 4,791,097 shares of our common stock and warrants to purchase up to 1,437,329 shares of our common stock. For each share of common stock purchased by an investor in this offering, such investor will receive a warrant to purchase 0.3 shares of common stock at an initial exercise price of $3.00 per share. The warrants shall be non-exercisable for six months and have a term of exercise of thirty months from the date of issuance. Each share of common stock, together with the related warrant, will be sold at a negotiated price of $2.30 per share of common stock. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants. The shares of common stock and warrants are immediately separable and will be issued separately.

The securities offered in this offering will be issued pursuant to a securities purchase agreement between each of the purchasers and us. You should review a copy of the form of securities purchase agreement and the form of warrant, each of which have been filed by us as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the securities. The description of the securities in this prospectus supplement is qualified in its entirety by reference to the securities purchase agreement warrants.

Common Stock

As of March 15, 2011, our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. A description of the rights, privileges and preferences of our common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 5 of the accompanying prospectus.

Warrants

The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the warrants, the form of which is attached to this prospectus supplement.

Exercisability. Holders may exercise warrants at any time on or after the six month anniversary of the date of issuance up to 11:59 p.m., New York time, on the date that is 30 months after the date of issuance. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise. At any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may, at its option, exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price. The exercise price of common stock purchasable upon exercise of the warrants is $3.00 per share. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. The warrants may be transferred at the option of the holder upon surrender of the warrants with the appropriate instruments of transfer.

Fundamental Transaction.  If we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, the sale of all or substantially all of our assets, or another transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of warrants will thereafter receive upon exercise of the warrants the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation, merger or other transaction.

Exchange Listing. We do not plan on making an application to list the warrants on the NYSE Amex, any national securities exchange or other nationally recognized trading system. Our common stock underlying the warrants is listed on the NYSE Amex.

Rights as Stockholder. Except as otherwise provided in the warrants (such as the rights described above of a warrant holder upon our sale or grant of any rights to purchase stock, warrants or securities or other property to our stockholders on a pro rata basis) or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the then-applicable exercise price or round the number of shares of common stock to be issued up to the next whole number.

CAPITALIZATION

The following table shows our capitalization and other data as of December 31, 2010:

•  on an actual basis; and

•  on an as adjusted basis to reflect the offering and sale of 4,791,097 shares of our common stock in this offering at a negotiated purchase price of $2.30 per share of common stock, after deducting placement agent fees and estimated transaction expenses payable by us.

Dollar amounts in the table below are rounded to the nearest $1,000.

The capitalization table should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference in this prospectus supplement.

	December 31, 2010

	Actual	As Adjusted
Stockholders' equity:	(audited)	(unaudited)
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 28,570,859 shares outstanding, actual, 33,379,287 shares outstanding, as adjusted	29,000	33,000
Additional paid-in capital	22,426,000	32,656,000
Retained Earnings
Unappropriated	41,691,000	41,691,000
Appropriated	934,000	934,000
Accumulated other comprehensive income	2,730,000	2,730,000

Total stockholders’ equity	$67,809,000	78,044,000

The information above is based on 28,570,859 shares of our common stock outstanding as of December 31, 2010 and does not include:

•	1,061,198 shares of common stock issuable upon exercise of options outstanding as of December 31, 2010, at a weighted average exercise price of $2.09 per share; and

•	2,103,410 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2010, at a weighted average exercise price of $3.11 per share.

PLAN OF DISTRIBUTION

Rodman & Renshaw, LLC has agreed to act as the placement agent for the sale of securities. In addition, we have retained Global Hunter Securities, LLC as a financial advisor in connection with the offering.  The placement agent is not purchasing or selling any securities by this prospectus supplement or the accompanying prospectus nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all securities offered by us in this offering.

Our agreement with Rodman & Renshaw, LLC and the securities purchase agreement between us and the purchasers provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We will sell the offered securities to select institutional investors in accordance with the terms and conditions of the securities purchase agreement entered into between us and the investors at the offering price stated on the cover of this prospectus supplement. We currently anticipate that closing of the sale of the securities offered hereby will take place on or about March 21, 2011. Investors will also be informed of the date and manner in which they must transmit the purchase price for their securities.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price for the securities we sell;

•	we will deliver to each of the investors, through the DWAC system or by book-entry, the shares of common stock being purchased;

•	we will deliver to each of the investors the warrants being purchased; and

•	Rodman & Renshaw, LLC will receive the placement agent’s fee.

We will pay the placement agent an aggregate cash commission equal to 5% of the gross proceeds of the sale of securities in the offering. We have engaged Global Hunter Securities, LLC as an advisor in connection with this offering.  Global Hunter Securities, LLC will be paid $55,098 out of the placement agent’s compensation.  We have also agreed to reimburse the placement agent for certain fees and legal expenses incurred by it in connection with the offering up to a maximum of $25,000,  or approximately 0.23% of the gross offering proceeds, subject to compliance with FINRA Rule 5110(f)(2)(D). In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee of $550,976, are approximately $233,500, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $10.2 million.

The following table shows the per share and total commissions we will pay to the placement agent in connection with the sale of the shares and warrants offered pursuant to this prospectus supplement and the accompanying prospectuses, assuming the purchase of all of the shares and warrants offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per share placement agent fees	$0.115
Maximum offering total	$550,976

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with the offering. The placement agent may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business, but we have no current agreement in place with the placement agent.

We have agreed to indemnify the placement agent against certain liabilities relating to or arising out of the placement agent’s activities in connection with this offering, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the securities purchase agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The form of the securities purchase agreement and the form of warrant will be included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock to be issued in this offering is Interwest Transfer Co. Inc. located at 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT  84117. Its phone number is 801-272-9294.

Our common stock is traded on the NYSE Amex under the symbol “SIHI.”

LEGAL MATTERS

Seyfarth Shaw LLP, Boston, Massachusetts  is passing upon the validity of the common stock and the warrants being offered hereby. Weinstein Smith LLP, New York, New York is acting as counsel for the placement agent.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of Baker Tilly Hong Kong Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus supplement. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus supplement. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 001-15911) made prior to the termination of this offering are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 14, 2011;

•	our Current Reports on Form 8-K as filed with the SEC on January 3, 2011 and January 31, 2011;

•	our definitive proxy statement on Schedule 14A relating to the annual meeting of stockholders held on June 24, 2010 as filed with the SEC on April 30, 2010; and

•
the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on August 4, 2009, as amended by our Current Report on Form 8-K filed on September 28, 2009, and any amendments or reports filed for the purpose of updating such description.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or in documents incorporated by reference in this prospectus supplement. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus supplement.

Our website is www.sinohub.com. Our website contains links to our filings available on the SEC website. We will also provide electronic or paper copies of our filings free of charge upon written or oral request. The information available on or through our websites is not a part of this prospectus supplement and should not be relied upon. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus supplement by writing or calling us at:

SinoHub, Inc.
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen 518057, People’s Republic of China
Attention: Henry T. Cochran, Chief Executive Officer
+86-755-2661-2106

DATED JANUARY 12, 2011

PROSPECTUS

SINOHUB, INC.

Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Depositary Shares

From time to time, we may offer up to $30,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants or stock purchase contracts. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $30,000,000.

This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements together with any documents incorporated by reference carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the NYSE Amex, under the symbol “SIHI.”  The last reported sale price per share of our common stock as reported by the NYSE Amex on January 4, 2011, was $2.54.

The aggregate market value of our outstanding common stock held by non-affiliates is $55,656,950, based on 28,570,859 shares of outstanding common stock, of which 17,953,855 shares are held by non-affiliates, and a per share price of $3.10 based on the closing sale price of our common stock as reported by the NYSE Amex on November 19, 2010. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

 We may offer these securities directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Investing in our securities involves risks that you should consider and that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the heading “Item 1A. Risk Factors” beginning on Page 17, and as described or may be described in any subsequent Quarterly Report on Form 10-Q under the heading “Item 1A. Risk Factors,” which are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 12, 2011.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, the registration statement and any other free writing prospectus authorized by us to be provided to you. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of common stock, warrants, preferred stock, warrants, stock purchase contracts, stock purchase units and depositary shares, as described in this prospectus, in one or more offerings, up to a maximum aggregate offering price of $30,000,000. This prospectus provides you with a general description of the securities that we may offer, which is not meant to be a complete description of each security.  Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus and described in “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement or any information incorporated herein or therein is accurate as of any date other than the date of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

As used throughout this prospectus, the terms “SinoHub,” “SIHI,” the “Company,” “we,” “us,” and “our” refer to SinoHub, Inc. and  its subsidiaries, namely SinoHub International, Inc., SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd., B2B Chips, Limited, SinoHub Technology (Hong Kong) Limited, SinoHub SCM Shenzhen, Ltd.  and Topology Communication Technology (Shenzhen), Ltd.  As used throughout this prospectus, the term “SinoHub International” refers to our subsidiary SinoHub International, Inc.

Historical share amounts set out in this prospectus or any applicable prospectus supplement have been adjusted to give retroactive effect to a 1-for-3.5 reverse stock split effected on July 18, 2008, and, with respect to the historical share amounts relating to stock initially issued by SinoHub International, the effects of the reverse merger pursuant to which SinoHub International became a subsidiary of the Company and in which the shareholders of SinoHub International received 3.718425 shares of SinoHub common stock for each outstanding share of SinoHub International common stock (which merger is referred to herein as the “Merger” or the “reverse merger”).

OUR COMPANY

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is a Delaware corporation, originally incorporated in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991.   We have one direct subsidiary, SinoHub International, Inc. (formerly SinoHub, Inc.), a Delaware corporation, and a number of indirect subsidiaries:  SinoHub Electronics Shenzhen, Ltd., SinoHub SCM Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd. and Topology Communication Technology (Shenzhen), Ltd., each organized as companies under the laws of the People’s Republic of China (the “PRC” or “China”), and B2B Chips, Limited and SinoHub Technology (Hong Kong) Limited each organized as Hong Kong companies.

The Company’s mailing address and executive offices are located at 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518057, People’s Republic of China. The Company’s telephone number, including the International Code and Area Code is +86-755-2661-2106 and its corporate website is www.sinohub.com.  The Company does not incorporate by reference into this prospectus the information on, or accessible through, its website, and you should not consider it as part of this prospectus.

SinoHub, Inc. is engaged in electronic component purchasing and sales, mobile device production and sales, and electronic component supply chain management (SCM) services. Our electronic component purchasing and sales (ECP) include procurement-fulfillment and individually negotiated electronic component sales to manufacturers and design houses. In our ECP business, we only deal in original parts in original packaging and do not alter or modify the parts in any way.  Accordingly, any quality issues with respect to the parts would be the responsibility of the manufacturer of the parts. In Q4 2009 we began providing integrated contract manufacturing (ICM) services for mobile phones to customers who are resellers in developing countries.  We believe our asset light business model provides optimal flexibility for our ICM customers while minimizing risk for SinoHub. Our SCM services include warehousing, delivery and import/export. At present all of our component sales and SCM services occur in the PRC and Hong Kong, and almost of our mobile phone sales are made outside China.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock, preferred stock, depositary shares representing interests in preferred stock or warrants or stock purchase contracts to purchase any of such securities, either individually or in stock purchase units, with a total value of up to $30,000,000 from time to time under this prospectus at prices and on terms to be determined by our board of directors and based on market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	Designation or classification;

•	Aggregate offering price;

•	Rates and times of payment of dividends, if any;

•	Redemption, conversion, exercise and exchange terms, if any;

•	Restrictive covenants, if any;

•	Voting or other rights, if any;

•	Conversion prices, if any; and

•	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the heading “Item 1A. Risk Factors” beginning on Page 17, and as described or may be described in any subsequent Quarterly Report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 31, 2010;

•	our Current Report on Form 8-K filed on January 21, 2010;

•	our Current Report on Form 8-K filed on January 29, 2010;

•	our Current Report on Form 8-K filed on February 9, 2010;

•	our Current Report on Form 8-K filed on February 24, 2010;

•	our Current Report on Form 8-K filed on March 3, 2010;

•	our Amended Current Report on Form 8-K/A filed on March 3, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010;

•	our Definitive Proxy Statement, dated April 30, 2010, filed on April 30, 2010;

•	our Current Report on Form 8-K filed on June 4, 2010;

•	our Current Report on Form 8-K filed on June 29, 2010;

•	our Current Report on Form 8-K filed on July 13, 2010;

•	our Current Report on Form 8-K filed on July 28, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 12, 2010;

•	our Current Report on Form 8-K filed on October 15, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 12, 2010;

•	our Current Report on Form 8-K filed on January 3, 2011; and

•
the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on August 4, 2009, as amended by our Current Report on Form 8-K filed on September 28, 2009.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

SinoHub, Inc.
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
+86-755-2661-2106
Attn:  Harry T. Cochran, Chief Executive Officer

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by us in light of our experience and our perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities in the prospectus and any prospectus supplement for general corporate purposes, which could include:

•	Repayment of indebtedness;

•	Working capital;

•	Capital expenditures; and

•	Acquisitions.

We will describe the specific use of proceeds from the sale of the securities in the prospectus supplement.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•           the net tangible book value per share of our equity securities before and after the offering;

•           the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•           the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

Common stock

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value. As of November 30, 2010, 28,570,859 shares of our common stock were outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

Transfer Agent

Our common stock is issued in registered form. The registrar and transfer agent for our shares is:

Interwest Transfer Co. Inc.
1981 Murray Holladay Road, Suite 100
Salt Lake City, UT  84117
Telephone: 801-272-9294
Facsimile: 801-277-3147

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, no shares of which were issued and outstanding as of December 1, 2010.

Our Certificate of Incorporation authorizes our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The further description of our capital stock as set forth in the documents indicated in “Information Incorporated by Reference” is incorporated by reference herein.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or depositary shares in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	The offering price and aggregate number of warrants offered;

•	The currency for which the warrants may be purchased;

•	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	The terms of our rights to redeem or sell the warrants;

•	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	The dates on which the right to exercise the warrants will commence and expire;

•	The manner in which the warrant agreements and warrants may be modified;

•	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

•	The terms of the securities issuable upon exercise of the warrants; and

•	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

     Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and preferred stock, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description of the stock purchase contracts or stock purchase units contained in this prospectus is not complete and the description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following description of our depositary shares in this prospectus contains the general terms and provisions of the depositary shares. The particular terms of any offering of depositary shares will be described in a prospectus supplement relating to such offering. The statements below describing the depositary shares are subject to and qualified by, the applicable provisions of our charter and bylaws.

General

We may offer and sell depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will issue shares of preferred stock to be represented by depositary shares and deposit such shares of preferred stock with a preferred stock depositary under a separate deposit agreement among us, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement and as further set forth in an applicable prospectus supplement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the preferred stock depositary in connection with distributions.

Unless otherwise provided in the deposit agreement or an applicable prospectus supplement, if a distribution on the preferred stock is other than in cash and it is feasible for the preferred stock depositary to distribute the property it receives, the preferred stock depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and we approve, the preferred stock depositary may sell the property and distribute the net proceeds from the sale to the record holders of the depositary shares.

No distribution will be made on any depositary share to the extent that it represents any class or series of preferred stock that has been converted or exchanged.

Withdrawal of Stock

Unless we have previously called the depositary shares for redemption or the holder of the depositary shares has converted such shares and unless otherwise provided in an applicable prospectus supplement, a holder of depositary shares may surrender them at the corporate trust office of the preferred stock depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the preferred stock depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Unless otherwise provided in an applicable prospectus supplement, whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem fewer than all of the depositary shares, we and the preferred stock depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method that we determine.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the preferred stock depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•
all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a preferred stock depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the preferred stock depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote in accordance with these instructions. The preferred stock depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share, as described in the applicable prospectus supplement.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other of our securities or property unless otherwise provided in an applicable prospectus supplement. However, if the underlying preferred stock is convertible, as described in the applicable prospectus supplement, holders of depositary shares may surrender them to the preferred stock depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the preferred stock depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

Unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, or unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreements and unless otherwise provided in an applicable prospectus supplement, and except in order to comply with the law, no amendment may impair the right of any holder of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

Unless otherwise provided in an applicable prospectus supplement, a deposit agreement will automatically terminate if:

•	we have redeemed all outstanding depositary shares subject to the agreement;

•
a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the preferred stock depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other of our capital stock not represented by depositary shares or has been exchanged for debt securities.

Charges of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising out of a deposit agreement. In addition, we generally will pay the fees and expenses of a preferred stock depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a preferred stock depositary for any duties requested by the holders that the deposit agreement does not expressly require the preferred stock depositary to perform.

Resignation and Removal of Preferred Stock Depositary

A preferred stock depositary may resign at any time by delivering to us notice of its election to resign. We also may remove a preferred stock depositary at any time. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. We will appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least the amount set forth in the deposit agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

We and the preferred stock depositary will not be liable if any law or any circumstances beyond our control prevent or delay us from performing our obligations under a deposit agreement. Unless otherwise provided in an applicable prospectus supplement, our obligations and the obligations of a preferred stock depositary under a deposit agreement will be limited to performing duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. We and a preferred stock depositary may not be required to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless we are furnished with satisfactory indemnity.

We and any preferred stock depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons we believe in good faith to be competent, and on documents we believe in good faith to be genuine and signed by a proper party.

Depositary

The prospectus supplement will identify the preferred stock depositary for the depositary shares.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	Directly to investors in privately negotiated transactions or through a specific bidding, auction, other process or otherwise;

•	To investors through agents;

•	Directly to agents;

•	To or through brokers or dealers;

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public; or

•	Through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	The name or names of any underwriters, dealers or agents;

•	The purchase price of the securities and the proceeds to us from the sale;

•	Any over-allotment options under which the underwriters may purchase additional securities from us;

•	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	Any public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers; or

•	Any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

There is currently no market for any of the offered securities other than the common stock, which is listed on the NYSE Amex. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE Amex, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

 In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.  The plan of distribution set forth in the prospectus supplement relating to any specific offering of securities covered by this prospectus shall include appropriate disclosure, as applicable, addressing compliance with FINRA Conduct Rule 2720 and any such offering shall be conducted in compliance with FINRA Conduct Rule 2720, as applicable.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of the issuance of the shares offered in this prospectus will be passed upon for us by Seyfarth Shaw LLP of Boston, Massachusetts.  Seyfarth Shaw may also provide opinions regarding certain other matters.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of our company as of December 31, 2009 and 2008 incorporated by reference to our Form 10-K for the year ended December 31, 2009, filed on March 31, 2010, have been audited by Baker Tilly Hong Kong Limited with respect to the financial statements as of December 31, 2009 and by Jimmy C.H. Cheung & Co., Independent registered public accountants with respect to the financial statements as of December 31, 2008, as stated in their respective reports appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the reports of these firm given upon their respective authority as experts in auditing and accounting.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

4,791,097 Shares of Common Stock
Warrants to Purchase up to 1,437,329 Shares of Common Stock

SINOHUB, INC.

PROSPECTUS SUPPLEMENT

RODMAN & RENSHAW, LLC

March 16, 2011